Exhibit 13

CERTIFICATION

In connection with this Annual Report on Form 20-F of AEGON N.V. (the “Company”) for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Donald J. Shepard, the Chief Executive Officer of the Company and Joseph B.M. Streppel, the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Date: March 25, 2008

/s/ Donald J. Shepard
Donald J. Shepard Chief Executive Officer

/s/ Joseph B.M. Streppel
Joseph B.M. Streppel Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AEGON and will be retained by AEGON and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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